Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-4
(Form Type)

UWM Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, $0.0001 par value	457(c), 457(f)(1)	251,424,318(1)	N/A	$1,431,290,697.92(2)	0.00013810	$197,661.25
Fees to Be Paid	Equity	8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.0001 par value	457(c), 457(f)(1)	5,050,221(3)	N/A	$123,679,912.29(4)	0.00013810	$17,080.20
Fees to Be Paid	Equity	7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.0001 par value	457(c), 457(f)(1)	10,159,200(5)	N/A	$247,325,724.00(6)	0.00013810	$34,155.68
Fees to Be Paid	Equity	7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.0001 par value	457(c), 457(f)(1)	9,661,396(7)	N/A	$240,133,997.58(8)	0.00013810	$33,162.51
Fees Previously Paid	-	-	-	-	-	-		-
	Total Offering Amounts					$2,042,430,331.79	0.00013810	$282,059.63
	Total Fees Previously Paid							-
	Total Fees Offsets							-
	Net Fee Due							$282,059.63

(1)
Represents the estimated maximum number of shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), of UWM Holdings Corporation (“UWMC”) issuable pursuant to the merger described in the proxy statement/prospectus that forms a part of the accompanying registration statement (the “Merger”). The number of shares of Class A Common Stock being registered is based on the product of (x) the sum of (i) 105,041,437 shares of common stock, par value $0.01 per share (“Two Harbors Common Stock”), of Two Harbors Investment Corp. (“Two Harbors”) issued and outstanding as of January 27, 2026, (ii) 1,123,247 shares of Two Harbors Common Stock underlying Two Harbors’ restricted stock units and (iii) 1,613,230 shares of Two Harbors Common Stock underlying Two Harbors’ performance stock units (assuming maximum performance) that may be exchangeable in connection with the Merger (calculated, as applicable, using the average of the high and low prices for shares of Two Harbors Common Stock on January 26, 2026, as reported on the New York Stock Exchange ($13.28 per share)), collectively equaling 107,777,914, multiplied by (y) the exchange ratio of 2.3328 shares of Class A Common Stock for each share of Two Harbors.

(2)
The maximum aggregate offering price of $1,431,290,697.92 is calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for shares of Two Harbors Common Stock as reported on the New York Stock Exchange on January 26, 2026 ($13.28 per share), multiplied by the estimated maximum number of shares of Two Harbors Common Stock (107,777,914), that may be exchanged or converted for shares of Class A Common Stock that are being registered.

(3)
The number of shares of 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.0001 par value (“UWMC Series A Preferred Stock”), of UWMC being registered is based upon the number of shares of 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Two Harbors Series A Preferred Stock”), of Two Harbors, amounting to 5,050,221 issued and outstanding as of January 27, 2026, for which shares of UWMC Series A Preferred Stock are to be exchanged on a one-to-one basis in connection with the Merger.

(4)
The maximum aggregate offering price of $123,679,912.29 is calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for shares of Two Harbors Series A Preferred Stock as reported on the New York Stock Exchange on January 26, 2026 ($24.49 per share), multiplied by the maximum number of shares of Two Harbors Series A Preferred Stock (5,050,221) that may be exchanged for shares of UWMC Series A Preferred Stock being registered.

(5)
The number of shares of 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.0001 par value (“UWMC Series B Preferred Stock”), of UWMC being registered is based upon the number of shares of 7.625% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Two Harbors Series B Preferred Stock”), of Two Harbors, amounting to 10,159,200 issued and outstanding as of January 27, 2026, for which shares of UWMC Series B Preferred Stock are to be exchanged on a one-to-one basis in connection with the Merger.

(6)
The maximum aggregate offering price of $247,325,724.00 is calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for shares of Two Harbors Series B Preferred Stock as reported on the New York Stock Exchange on January 26, 2026 ($24.345 per share), multiplied by the maximum number of shares of Two Harbors Series B Preferred Stock (10,159,200) that may be exchanged for shares of UWMC Series B Preferred Stock being registered.

(7)
The number of shares of 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.0001 par value (“UWMC Series C Preferred Stock”), of UWMC being registered is based upon the number of shares of 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Two Harbors Series C Preferred Stock”), of Two Harbors, amounting to 9,661,396 issued and outstanding as of January 27, 2026, for which shares of UWMC Series C Preferred Stock are to be exchanged on a one-to-one basis in connection with the Merger.

(8)
The maximum aggregate offering price of $240,133,997.58 is calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for shares of Two Harbors Series C Preferred Stock as reported on the New York Stock Exchange on January 26, 2026 ($24.855 per share), multiplied by the maximum number of shares of Two Harbors Series C Preferred Stock (9,661,396) that may be exchanged for shares of UWMC Series C Preferred Stock being registered.